UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2012

CELLDEX THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15006	13-3191702
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

119 Fourth Avenue Needham, Massachusetts	02494
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 433-0771

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

In January 2011, Celldex Therapeutics, Inc. (the “Company,” “we,” “us” or “our”) entered into a controlled equity offering sales agreement with Cantor Fitzgerald & Co. (“Cantor”) pursuant to which the Company could issue and sell up to 5,000,000 shares of its common stock from time to time through Cantor, acting as agent.  The Company sold the remaining 1,975,000 shares available to be sold under the sales agreement during the third quarter of 2012 through September 18, 2012 and raised $10.6 million in net proceeds from such sales.

On September 20, 2012, the Company entered into Amendment No. 1 to its controlled equity offering sales agreement (as amended, the “Sales Agreement”) with Cantor to increase the shares of its common stock it may issue and sell from time to time through Cantor, acting as agent.  Pursuant to Amendment No. 1 to the Sales Agreement, after September 20, 2012, we may offer and sell shares of our common stock having an aggregate offering price of up to $44.0 million from time to time through Cantor, acting as agent.  Sales of our common stock through Cantor, if any, will continue to be made on the NASDAQ Global Market by means of ordinary brokers’ transactions at market prices, in block transactions or as otherwise agreed by Cantor and us. Cantor will continue to use its commercially reasonable efforts to sell our common stock from time to time, based upon our instructions (including any price, time or size limits or other customary parameters or conditions we may impose).

We will pay Cantor a fixed commission rate of 3.0% of the gross sales price per share of any common stock sold through Cantor, as agent, under the Sales Agreement.  In connection with the sale of common stock on the our behalf, Cantor may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the compensation of Cantor may be deemed to be underwriting commissions or discounts.  We have agreed to provide indemnification and contribution to Cantor against certain civil liabilities, including liabilities under the Securities Act.  We have also agreed to reimburse Cantor for certain specified expenses.

If any shares are actually offered and sold, we intend to use the net proceeds to fund clinical trials of our product candidates and for working capital and general corporate purposes.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of (i) the Sales Agreement, dated January 6, 2011 (previously filed as Exhibit 10.1.3 to our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 6, 2011) and (ii) Amendment No. 1 to Sales Agreement, dated September 20, 2012 (a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K), each of which is incorporated herein by reference. This Current Report on Form 8-K also incorporates by reference Amendment No. 1 to the Sales Agreement into our shelf registration statement on Form S-3 (File No. 333-165899) previously filed with the SEC.

A copy of the opinion of Lowenstein Sandler PC relating to the legality of the issuance and sale of the shares pursuant to the Sales Agreement is attached as Exhibit 5.1 hereto.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Lowenstein Sandler PC

10.1	Amendment No. 1 to Sales Agreement, dated January 6, 2011, between Celldex Therapeutics, Inc. and Cantor Fitzgerald & Co., dated September 20, 2012.

23.1	Consent of Lowenstein Sandler PC (included in Exhibit 5.1).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLDEX THERAPEUTICS, INC.

Date: September 24, 2012	/s/ Avery W. Catlin
Avery W. Catlin, Senior Vice President and Chief Financial Officer

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